Exhibit 10.4

CONTINUING GUARANTY

This Continuing Guaranty (“Guaranty”), dated as of February 16, 2011, is executed and delivered by SPELL C, LLC, a Delaware limited liability company (“Guarantor”), in favor of U.S. BANK NATIONAL ASSOCIATION (“Bank”) and in light of the following:

A.            Bank has  or is about to provide financial accommodations to Cherokee Inc., a Delaware corporation (“Borrower”) pursuant to that certain Term Loan Agreement dated as of even date herewith executed by Borrower in favor of Bank (as amended, supplemented and restated from time to time, the “Loan Agreement”); and

B.            In order to induce Bank to extend, or continue to extend, certain credit to Borrower pursuant to the Loan Agreement, Guarantor has agreed to guarantee the Guaranteed Obligations (as defined below).

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees, in favor of Bank, as follows:

1.             Definitions and Construction.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.  As used in this Guaranty, “Guaranteed Obligations” shall mean and include any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Bank arising under the Loan Agreement and the other Term Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, attorneys’ fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Bank.

(b)           Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting.  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Any reference herein to any of the Term Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Guarantor, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by Guarantor, Bank, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Bank and Guarantor.

2.             Guaranteed Obligations.  Guarantor hereby irrevocably and unconditionally guarantees to Bank, as and for its own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Agreement  and in each of the other Term Loan Documents.

3.             Continuing Guaranty.  This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part.  Guarantor hereby absolutely, knowingly, unconditionally, and expressly waives and agrees not to assert any right it has under Section 2815 of the California Civil Code, or otherwise, to revoke this Guaranty as to future indebtedness.  If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Bank, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Bank in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

4.             Performance Under This Guaranty.  In the event that Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Term Loan Documents, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

5.             Primary Obligations.  This Guaranty is a primary and original obligation of Guarantor and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law.  Guarantor agrees that it is directly, and jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Bank, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action.  Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Bank of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Bank may at any time possess.  Guarantor agrees that any release which may be given by Bank to Borrower or any other guarantor shall not release Guarantor.  Guarantor consents and agrees that Bank shall be under no obligation (under Sections 2899 or 3433 of the California Civil Code or otherwise) to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

6.             Waivers.

(a)           Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(i)            (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Term Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor’s right to make inquiry of Bank to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Term Loan Documents; (6) notice of any unmatured event of default or event of default under the Loan Agreement; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Term Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(ii)           its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Bank to institute suit against, or to exhaust any rights and remedies which Bank has or may have against, Borrower or any third party, or against any collateral for the Guaranteed Obligations provided by Borrower, Guarantor, or any third party.  In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Bank by Guarantor.  Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(iii)          (1) any rights to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Bank; (2)  any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of:  the impairment or suspension of Bank’s rights or remedies against Borrower; the alteration by Bank of the Guaranteed Obligations; any discharge of Borrower’s obligations to Bank by operation of law as a result of Bank’s intervention or omission; or the acceptance by Bank of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(b)           Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Bank; or (ii) any election by Bank under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against the Borrower.

(c)           Until such time as all of the Guaranteed Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby postpones any right of subrogation Guarantor has or may have as against Borrower with respect to the Guaranteed Obligations;  (ii) Guarantor hereby postpones any right to proceed against Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower with respect to the Guaranteed Obligations; and (iii) Guarantor also hereby postpones any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

(d)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

7.             Releases.  Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Bank may, by action or inaction:

(a)           compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Term Loan Documents;

(b)           release all or any one or more parties to any one or more of the Term Loan Documents or grant other indulgences to Borrower in respect thereof;

(c)           amend or modify in any manner and at any time (or from time to time) any of the Term Loan Documents; or

(d)           release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release (by action or inaction), or waive any security for the Guaranteed Obligations (including, the collateral referred to in Section 18 hereof) or any other guaranty of the Guaranteed Obligations, or any portion thereof.

8.             No Election.  Bank shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Bank’s right to proceed in any other form of action or proceeding or against other parties unless Bank has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9.             Indefeasible Payment.  The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Bank are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  Upon such full and final performance and indefeasible payment of the Guaranteed Obligations whether by Guarantor or Borrower, Bank shall have no obligation whatsoever to transfer or assign its interest in the Term Loan Documents to Guarantor.  In the event that, for any reason, any portion of such payments to Bank is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Bank is required to repay plus any and all costs and expenses (including attorneys’ fees) paid by Bank in connection therewith.

10.           Financial Condition of Borrower.  Guarantor represents and warrants to Bank that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.  Guarantor further represents and warrants to Bank that Guarantor has read and understands the terms and conditions of the Loan Agreement and the other Term Loan Documents.  Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

11.           Subordination.  Guarantor hereby agrees that any and all present and future indebtedness of Borrower owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations.  In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

12.           Payments; Application.  All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset.  All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys’ fees) incurred by Bank in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Bank constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

13.           Attorneys’ Fees and Costs.  Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty (including those brought relating to proceedings pursuant to 11 U.S.C.) or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

14.           Indemnification.  Guarantor agrees to indemnify Bank and hold Bank harmless against all obligations, demands, or liabilities asserted by any party and against all losses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Bank’s transactions with Borrower.

15.           Notices.  All notices or demands by Guarantor or Bank to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, overnight delivery service, or by telefacsimile, and shall be deemed to be given for purposes of this Guaranty on the earlier of the date of actual receipt or three days after the deposit thereof in the mail.  Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent as follows:

If to Bank:

U.S. Bank National Association

15910 Ventura Boulevard, Suite 1712

Encino, CA  91436

Attn:  Gary Terrasi

Telefacsimile:  (818) 789-3041

If to Guarantor:

Spell C, LLC

6835 Valjean Avenue

Van Nuys, California 91406

Telefacsimile: (818) 908-9191

16.           Cumulative Remedies.  No remedy under this Guaranty or under any Term Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Term Loan Document, and those provided by law or in equity.  No delay or omission by Bank to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

17.           Books and Records.  Guarantor agrees that Bank’s books and records showing the account between Bank and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

18.           Severability of Provisions.  Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

19.           Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement between Guarantor and Bank pertaining to the subject matter contained herein.  This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Bank.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

20.           Successors and Assigns.  The death of Guarantor shall not terminate this Guaranty.  This Guaranty shall be binding upon Guarantor’s heirs, executors, administrators, representatives, successors and assigns and shall inure to the benefit of the successors and assigns of Bank; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Bank’s prior written consent.  Any assignment without the consent of Bank shall be absolutely void.  In the event of any assignment or other transfer of rights by Bank, the rights and benefits herein conferred upon Bank shall automatically extend to and be vested in such assignee or other transferee.

21.           Choice of Law and Venue.  THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND BANK, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.  GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF BANK, IN ANY OTHER COURT IN WHICH BANK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND

WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

22.           Waiver of Jury Trial.  GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND BANK WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT BANK MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

23.           Waivers, Consents.  Guarantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequence, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, Bank, or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law.  If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.

SPELL C, LLC,
a Delaware limited liability company

By:	/s/Henry Stupp
Name:	Henry Stupp
Title:	CEO

Continuing Guaranty

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